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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): JUNE 12, 2000
                                                    ----------------------------

                                   ETOYS INC.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                0-25709                     95-4633006
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(State or Other Jurisdiction      (Commission                (IRS Employer
         of Incorporation)         File Number)              Identification No.)


3100 Ocean Park Blvd., Suite 300, Santa Monica, California                90405
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:   (310) 664-8100
                                                   -----------------------------


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         (Former Name or Former Address, if Changed since Last Report)



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Item 5.  Other Events.

                  On June 12, 2000, eToys Inc. (the "Company") issued 10,000 shares of its Series D Convertible Preferred Stock and related Warrants in a private placement to institutional investors. The Company estimates the net proceeds of the offering, after expenses, to be approximately $97,500,000. The Series D Convertible Preferred Stock is subject to the terms and conditions of the Certificate of Designations, Preferences and Rights attached hereto as
Exhibit 3.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series D Convertible Preferred Stock and related Warrants. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached hereto as Exhibit 10.2.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

EXHIBIT           DESCRIPTION

3.1               Certificate of Designations, Preferences and Rights

4.1               Form of Warrant

10.1              Registration Rights Agreement

10.2              Securities Purchase Agreement

99.1              Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              eToys Inc.
                                              (Registrant)


                                              By: /s/ PETER JUZWIAK
                                                 -----------------------------
                                                  Name:   Peter Juzwiak
                                                  Title:  Vice President and
                                                          General Counsel


Date:    June 12, 2000


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